               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

             Vital Signs, Inc.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               VITAL SIGNS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vital Signs, Inc. (the 'Company' or 'Vital Signs') will be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on Monday, February 23, 1998 at 10:00 a.m., to consider and act upon the following:

          1. The election of six directors to serve for a period of one year and thereafter until their successors shall have been duly elected and shall have qualified.

          2. The ratification of an amended and restated Investment Plan.

          3. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on January 19, 1998 as the date for determining the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

                                           By Order of the Board of Directors


                                          Anthony J. Dimun
                                          Secretary

Totowa, New Jersey
January 21, 1998

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                               VITAL SIGNS, INC.
                                 20 CAMPUS ROAD
                            TOTOWA, NEW JERSEY 07512

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

     The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vital Signs, Inc. (the 'Company' or 'Vital Signs'), a New Jersey corporation. Such proxies are to be used at the Company's Annual Meeting of Stockholders to be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on February 23, 1998 commencing at 10:00 a.m. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about January 21, 1998.

STOCKHOLDERS ENTITLED TO VOTE

     Only holders of record of the Company's Common Stock (the 'Common Stock') at the close of business on January 19, 1998 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 12,819,175 shares of Common Stock outstanding and entitled to vote at the Meeting. Each such share is entitled to one vote.

VOTING; REVOCATION OF PROXY; QUORUM AND VOTE REQUIRED

     A form of proxy is enclosed for use at the Annual Meeting if a stockholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Meeting or by submitting a duly executed, later-dated proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted FOR the Board's nominees for election to the Board of Directors and FOR approval of the ratification of an amended and restated Investment Plan. A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Assuming that a quorum is present, the election of directors will be effected by a plurality vote and approval of the ratification of an amended and restated Investment Plan will require the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast 'for' or 'against' are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

COSTS OF SOLICITATION

     The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the Common Stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers and their assistants to solicit proxies from the stockholders, either personally or by telephone or special letter.

PRINCIPAL STOCKHOLDERS; BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock as of December 31, 1997 by (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock; (ii) trusts maintained for the benefit of the children of certain directors of the Company; (iii) each director and each Named Officer (as defined herein) of the Company; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, each of the named stockholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the table below only to the extent that such options may be exercised by March 1, 1998.

                                                                                               SHARES BENEFICIALLY
                                                                                                      OWNED
                                                                                               --------------------
                                        STOCKHOLDER                                             NUMBER      PERCENT
--------------------------------------------------------------------------------------------   ---------    -------

Terence D. Wall (1)(2)......................................................................   4,069,595      32.0%
Trusts for the benefit of the minor children of Terence D. Wall
  (Anthony J. Dimun, trustee) (1)(3)........................................................   2,386,782      18.8
Barry Wicker (4)............................................................................     369,885       2.9
Trusts for the benefit of the children of Barry Wicker
  (Anthony J. Dimun, trustee) (1)(3)........................................................     195,150       1.5
David J. Bershad (5)........................................................................      49,037      *
Anthony J. Dimun (1)(3).....................................................................   3,012,632      23.5
Dennis Fenstermaker (6).....................................................................      17,343      *
Joseph J. Thomas............................................................................           0      *
John Toedtman (7)...........................................................................      22,837      *
All directors and executive officers as a group (9 persons) (8).............................   7,546,064      58.5

------------

*  Represents less than one percent.

(1) The business addresses of Mr. Wall, Mr. Dimun and the above-mentioned trusts is c/o Vital Signs, Inc., 20 Campus Road, Totowa, New Jersey 07512.

(2) Includes 716,748 shares owned by Carol Vance Wall, Mr. Wall's wife, 28,251 shares held in the Company's 401(k) plan on Mr. Wall's behalf and 25,181 shares held in the Company's Investment Plan on Mr. Wall's behalf; excludes shares held in trust for the benefit of the Walls' minor children and 116,654 shares held in Mr. Wall's Grantor Retained Annuity Trust (which shares may not be voted or disposed of by Mr. Wall or Carol Vance Wall) and shares held by a charitable foundation established by Terence and Carol Wall.

(3) As trustee of the trusts maintained for the benefit of the minor children of Terence D. Wall and the children of Barry Wicker and as trustee of Mr. Wall's Grantor Retained Annuity Trust, Anthony J. Dimun has the power to vote and dispose of each of the shares held in such trusts and thus is deemed to be the beneficial owner of such shares under applicable regulations of the Securities and Exchange Commission. Mr. Dimun is also deemed to be the beneficial owner of 1,000 shares held in certain insurance trusts established by Mr. Wicker. He is also deemed to be the beneficial owner of 119,100 shares held by the charitable foundation described above. Accordingly, the shares reflected in the table above as shares beneficially owned by Mr. Dimun include shares held by Mr. Dimun for such trusts and foundation, 54,788 shares owned by Mr. Dimun individually, 6,341 shares held in the Company's 401(k) plan on Mr. Dimun's behalf, 22,992 shares held in the Company's Investment Plan on Mr. Dimun's behalf and 109,825 shares covered by options exercisable by Mr. Dimun.

(4) Includes 18,380 shares owned by Mr. Wicker's wife and 10,549 shares held in the Company's 401(k) plan on Mr. Wicker's behalf; excludes shares held in trust for the benefit of Mr. Wicker's children and shares held in certain insurance trusts (which shares may not be voted or disposed of by Mr. Wicker or his wife).

(5) Includes 2,000 shares owned by Mr. Bershad's wife as to which Mr. Bershad disclaims beneficial ownership; also includes 4,837 shares held in the Company's Investment Plan on Mr. Bershad's behalf and 38,000 shares covered by exercisable options.

(6) Includes 4,902 shares held in the Company's 401(k) plan on Mr. Fenstermaker's behalf, 4,915 shares held in the Company's Investment Plan on Mr. Fenstermaker's behalf and 6,026 shares covered by exercisable options.

(7) Represents 4,837 shares held in the Company's Investment Plan on Mr. Toedtman's behalf and 18,000 shares covered by exercisable options.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(8) Includes 175,105 shares covered by options exercisable by the Company's executive officers and directors, 50,403 shares held in the Company's 401(k) plan and 63,883 shares held in the Company's Investment Plan; also includes shares held in trust by Mr. Dimun for Mr. Wall's children and Mr. Wicker's children, pursuant to Mr. Wall's Grantor Retained Annuity Trust and pursuant to certain insurance trusts established by Mr. Wicker and shares held by a charitable foundation established by Terence and Carol Wall. The shares beneficially owned by all directors and executive officers as a group include the holdings of two individuals who became executive officers in December 1997.

     There were 12,715,415 shares of Common Stock outstanding on December 31, 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. The Company is required to disclose any failures to file such reports on a timely basis. There were no untimely filings for the fiscal year ended September 30, 1997.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The holders of the Common Stock will elect six directors at the Annual Meeting, each of whom will be elected for a one year term. Unless a stockholder either indicates 'withhold authority' on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

     The table below sets forth the names and ages (as of September 30, 1997) of each of the nominees, the other positions and offices presently held by each such person within the Company, the period during which each such person has served on the Board of Directors of the Company, the expiration of their respective terms and the principal occupations and employment of each such person during the past five years.

                              DIRECTOR    EXPIRATION
     NAME AND AGE (A)          SINCE       OF TERM                        BUSINESS EXPERIENCE (A)
---------------------------   --------    ----------   --------------------------------------------------------------
Terence D. Wall, 56             1972         1998      President and Chief Executive Officer of the Company. Mr. Wall
                                                         presently serves on the Boards of Directors of Exogen, Inc.
                                                         and Bionx Implants, Inc.
David J. Bershad, 57            1991         1998      Member of the law firm of Milberg Weiss Bershad Hynes &
                                                         Lerach. Mr. Bershad presently serves on the Board of
                                                         Directors of Bionx Implants, Inc.
Anthony J. Dimun, 54            1987         1998      Executive Vice President and Chief Financial Officer of the
                                                         Company (March 1991 to Present); Treasurer and Secretary of
                                                         the Company (December 1991 to Present); Senior Vice
                                                         President, First Atlantic Capital Ltd. (U.S. affiliate of an international merchant banking group) (July 1989 to February
                                                         1991); Principal Owner, Strategic Concepts, Inc. (financial and acquisition advisory firm) (January 1988 to Present).
                                                         Mr. Dimun presently serves on the Boards of Directors of
                                                         EchoCath, Inc. and Bionx Implants, Inc.

                                                  (table continued on next page)

(table continued from previous page)

                              DIRECTOR    EXPIRATION
     NAME AND AGE (A)          SINCE       OF TERM                        BUSINESS EXPERIENCE (A)
---------------------------   --------    ----------   --------------------------------------------------------------
Joseph J. Thomas, 61            1992         1998      President of Thomas Medical Products, Inc. (a subsidiary of the Company) (1990 to Present); President and General
                                                         Manager of Access Devices, Inc. (a catheter manufacturer)
                                                         (1982-1989); research and development positions with various companies, including Johnson & Johnson (prior years).
John Toedtman, 52               1989         1998      Managing Director BlueStone Capital Partners, L.P. (March 1997
                                                         to Present); Former Chairman and Chief Executive Officer,
                                                         GenRx, Inc. (pharmaceutical company) (1990 to January 1996);
                                                         Financial Consultant (1987 to 1990). Mr. Toedtman presently serves on the Boards of Directors of NOXSO Corporation and
                                                         Flemington Pharmaceutical Corporation.
Barry Wicker, 57                1985         1998      Executive Vice President, Sales and Marketing of the Company
                                                         (1996 to Present), Executive Vice President since 1985. From
                                                         1985 through November 1991, Mr. Wicker had primary
                                                         responsibility for Sales and Marketing; since then, he has at various times served as either Chief Operating Officer or
                                                         Head of the Company's Sales Operations.

------------

 (A) In each instance in which dates are not provided in connection with a director's business experience, such director has held the position indicated for at least the past five years. Messrs. Wall, Bershad and Dimun have invested together (and serve together as Board members) in Bionx Implants, Inc. ('Bionx') and Messrs. Wall and Bershad have invested together (and serve or served as Board members) in Sonokinetics Corp. Further, the Company is a shareholder, and Messrs. Wall and Dimun are shareholders (and Mr. Dimun is a Board member) of EchoCath, Inc.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for the fiscal years ended September 30, 1995, 1996 and 1997, the annual and long-term compensation of the Company's Chief Executive Officer and its other executive officers during the year ended September 30, 1997 (the 'Named Officers'):

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                        ANNUAL COMPENSATION                 -------------
                                           ----------------------------------------------   COMMON SHARES
                                                                              OTHER            SUBJECT
                                                                              ANNUAL         TO OPTIONS        ALL OTHER
       NAME AND PRINCIPAL POSITION         YEAR    SALARY    BONUS (A)   COMPENSATION (B)    GRANTED(#)     COMPENSATION (C)
-----------------------------------------  ----   --------   ---------   ----------------   -------------   ----------------

Terence D. Wall .........................  1997   $225,000    $10,685        $--                --               $3,266
  President and Chief Executive Officer    1996    225,000     10,835         --               120,000            3,266
                                           1995    225,000     42,135          39,000           --                4,110
Anthony J. Dimun ........................  1997    180,000      8,608         --                 5,694            3,088
  Executive Vice President and Chief       1996    180,000      8,308         --               120,000            3,088
  Financial Officer                        1995    180,000     33,758         --                --                3,750
Barry Wicker ............................  1997    151,250      7,281         --                --                2,580
  Executive Vice President -- Sales        1996    151,250      6,981         --                80,000            2,844
                                           1995    151,250     28,406         --                --                3,191
Dennis Fenstermaker .....................  1997    131,128      6,309         --                 4,554            2,870
  Vice President -- Manufacturing and      1996    124,946      5,724         --                 3,764            2,870
  General Manager                          1995    123,000     28,866         --                --                2,982

------------

 (A) Reflects bonuses for the fiscal year for which the bonuses were granted, which may not correspond with the fiscal year in which the bonuses were paid. All bonuses earned in fiscal 1997 were awarded under the Company's 'Well Pay' policy. This policy covers all Company personnel working in the Company's headquarters in Totowa, New Jersey and in certain of the Company's subsidiaries. Under the policy, an additional day's pay is earned by any employee having perfect attendance for the preceding month. In addition, payments of $200 to $275 are earned by employees having perfect attendance for one or more consecutive years.

 (B) It was necessary for Terence D. Wall and his family to relocate during fiscal 1994 and 1995. The Company provided lodging to Mr. Wall and his family at a house which the Company purchased several years ago for the purpose of providing lodging for visiting out-of-state employees. Based on an estimate of fair market rental value, the Company valued this benefit at $33,000 for fiscal 1995, which amount is included above. During the years set forth above, no other Named Officer received perquisites (i.e., personal benefits) in excess of 10% of such individual's reported salary and bonus.

 (C) 'Compensation' reported under this column for the year ended September 30, 1997 includes: (i) contributions of $2,375, $2,375, $1,982 and $2,375, respectively, for Messrs. Wall, Dimun, Wicker and Fenstermaker, respectively, to the Company's 401(k) Plan on behalf of the Named Officers to match pre-tax elective deferral contributions (included under 'Salary') made by each Named Officer to that Plan and (ii) premiums of $891, $713, $598, and $495, respectively, with respect to life insurance purchased by the Company for the benefit of Messrs. Wall, Dimun, Wicker and Fenstermaker, respectively.

STOCK OPTIONS

     The following table contains information regarding the grant of stock options to the Named Officers during the year ended September 30, 1997. In addition, in accordance with rules adopted by the Securities and Exchange Commission (the 'SEC'), the following table sets forth the hypothetical gains or 'option spreads' that would exist for the respective options assuming rates of annual compound price appreciation in the Company's Common Stock of 5% and 10% from the date the options were granted to their final expiration date.

                       OPTION GRANTS IN LAST FISCAL YEAR
                             INDIVIDUAL GRANTS (A)

                                                                                                             POTENTIAL
                                                                                                             REALIZABLE
                                                                                                               VALUE
                                                                                                             AT ASSUMED
                                                                                                            ANNUAL RATES
                                                                                                           OF STOCK PRICE
                                 NUMBER OF        PERCENT OF                                                APPRECIATION
                               COMMON SHARES    TOTAL OPTIONS                                                FOR OPTION
                                UNDERLYING         GRANTED                                                      TERM
                                  OPTIONS        TO EMPLOYEES     EXERCISE PRICE    EXPIRATION    ------------------------------
NAME                              GRANTED       IN FISCAL 1997      PER SHARE          DATE             5%                10%
----------------------------   -------------    --------------    --------------    ----------    --------------     -----------

Terence D. Wall.............       --              --                 $--              --           $  --              $  --
Anthony J. Dimun............        5,694             8.4              17.56           7/1/07           62,881            159,353
Barry Wicker................       --              --                 --               --              --                 --
Dennis Fenstermaker.........        4,554             6.7              17.56           7/1/07           50,292            127,449

------------

 (A) The options granted to Mr. Dimun and Mr. Fenstermaker were granted under the Company's Investment Plan. Pursuant to the Investment Plan, eligible participants may purchase the Company's Common Stock during specified window periods. For each share purchased, the Investment Plan provides that the Company will grant the participant from one to three stock options. The option-to-stock match in effect for the options granted under the Investment Plan during the last fiscal year was two-for-one. The exercise price is equal to the closing sale price of the Company's Common Stock on Nasdaq on the last day of the window period. An employee must continue to be employed for at least two years by the Company to exercise stock options granted under the Investment Plan. If the employee retains the shares purchased during the window period, the option can be exercised at any time after the initial shares have been held for two years. In general, if the employee sells any of the shares purchased under the Investment Plan before the end of the two year holding period or directs the Company to stop making payroll deductions before all shares that the employee committed to buy are fully paid for, the employee will be required to wait five years from the option grant date before options related to fully paid shares can be exercised and must be employed by the Company at that time. The Board of Directors is authorized to accelerate stock options related to fully paid shares in connection with a change in control.

     The following table provides data regarding stock options exercised by the Named Officers during the year end September 30, 1997 and the number of shares of the Company's Common Stock covered by both exercisable and non-exercisable stock options held by the Named Officers at September 30, 1997. Also reported are the values for 'in-the-money' options, which represent the positive spread between the exercise prices of existing options and $18.00, the closing sale price of the Company's Common Stock on September 30, 1997.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

                                                                                                             VALUE OF
                                                                                                           UNEXERCISED
                                                                       NUMBER OF SHARES                    IN-THE-MONEY
                                                                    UNDERLYING UNEXERCISED                  OPTIONS AT
                                 NUMBER OF                        OPTIONS AT FISCAL YEAR-END                 YEAR-END
                              SHARES ACQUIRED       VALUE        ----------------------------    -----------------------------
                                ON EXERCISE      REALIZED (A)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
                              ---------------    ------------    -----------    -------------    -----------     -------------
Terence D. Wall............       --               $ --             --             120,000        $  --          $  --
Anthony J. Dimun...........        3,000             46,230        109,744          85,775          649,470            2,505
Barry Wicker...............       --                 --             --              80,000           --             --
Dennis Fenstermaker........       --                 --              6,026           4,804            6,045            2,129


------------

 (A) The amount realized represents the aggregate fair market value of the shares acquired upon exercise of the options minus the aggregate exercise price.

ARRANGEMENTS WITH DIRECTORS

     Joseph Thomas became a director of the Company upon the Company's acquisition of Thomas Medical Products, Inc. ('TMP') on September 30, 1992. In connection with the TMP acquisition, Mr. Thomas entered into an employment agreement with TMP pursuant to which Mr. Thomas was entitled to receive a salary of at least $100,000 per year (with a cost of living adjustment) during the five-year term of his employment agreement. The employment agreement expired by its terms on September 30, 1997. Mr. Thomas continues to be employed by the Company as the President of TMP. For the year ended September 30, 1997, Mr. Thomas received a salary of $133,403 and a bonus of $11,319. His salary for the fiscal year ending September 30, 1998 has been set at $150,000.

     John Toedtman, a director of the Company, provided consulting services to the Company during the year ended September 30, 1997. During that year, he received $29,000 in consulting fees and had his out-of-pocket expenses reimbursed by the Company.

     Directors of the Company presently do not receive any cash fees for serving in such capacity.

     Messrs. Wall, Wicker, Dimun and Thomas have been granted options as employees of the Company. Messrs. Bershad and Toedtman, the two directors who are not employed by the Company or its subsidiaries, participate in the Company's 1991 Director Stock Option Plan (the 'Director Plan'). Under the Director Plan, each outside director automatically receives options covering 4,000 shares (with an exercise price equal to fair market value on the date of grant) on an annual basis and is entitled to receive additional options at the discretion of the committee administering the Director Plan. During fiscal 1997, Mr. Bershad and Mr. Toedtman each received options covering 4,000 shares of Common Stock pursuant to the Director Plan. One half of the options granted under the Director Plan vest immediately at the time of grant. Half of the balance may be exercised commencing one year after the date of grant and the remainder may be exercised commencing two years after the date of grant. During fiscal 1997, Mr. Bershad and Mr. Toedtman each received options covering 4,080 shares of Common Stock pursuant to the Company's Investment Plan and Mr. Dimun received options covering 5,694 shares of Common Stock pursuant to the Company's Investment Plan. In addition, Messrs. Wall, Dimun, Bershad and Toedtman each received options on October 1, 1997 pursuant to the Company's Investment Plan. See 'Related Party Transactions' and 'Stock Options -- Option Grants in Last Fiscal Year.'

THE BOARD OF DIRECTORS; COMMITTEES OF THE BOARD

     The Board of Directors of the Company held five meetings during the year ended September 30, 1997. The Board's Audit Committee, which is responsible for reviewing significant audit and accounting principles, policies and practices and for meeting with the Company's independent accountants, met two times during the year ended September 30, 1997. The Audit Committee presently consists of David J. Bershad and John Toedtman.

     The Board has formed a Nominating Committee, consisting of Terence D. Wall, Anthony J. Dimun and John Toedtman. This Committee did not meet during the year ended September 30, 1997, as all nominating matters were considered by the full Board. The Nominating Committee is charged with the responsibility of interviewing potential candidates for election to the Board and for nominating individuals each year for election to the Board. The Nominating Committee has not established any procedures for considering nominees recommended by stockholders.

     The Board has not formed a general Compensation Committee. It maintains a Stock Option Committee, however, to administer the 1990 Employee Stock Option Plan, the 1991 Director Stock Option Plan and the Vital Signs Investment Plan. The Stock Option Committee presently consists of Terence D. Wall and Barry Wicker and acted by unanimous consent during the Company's most recent fiscal year.

     Each member of the Company's Board was present for 75% or more of the aggregate of the total meetings of the Board and each Board committee on which he serves.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors does not maintain a Compensation Committee. Accordingly, compensation decisions are made by the entire Board of Directors. During the fiscal year ended September 30, 1997, the following individuals served on the Board: Terence D. Wall, David J. Bershad, Anthony J. Dimun, Joseph Thomas, John Toedtman and Barry Wicker. During that year, of the persons named, Messrs. Wall, Dimun, Thomas and Wicker were officers and employees of the Company or its subsidiaries.

RELATED PARTY TRANSACTIONS

     During fiscal 1996, the Company established Cardiologics, L.L.C. and entered into a joint venture agreement with the other equity owner of Cardiologics to develop specialized cardiovascular products. Approximately $100,000 of research and development expense was incurred by the Company in fiscal 1996 in conjunction with this project. In September 1996, the Company sold its interest in Cardiologics to a private venture fund (the 'Private Fund') whose primary investor is Terence D. Wall. The Company received in exchange a $1,000,000 promissory note personally guaranteed by Mr. Wall and a commitment (which has been satisfied) to reimburse the Company for the $100,000 in research and development expenses incurred by the Company. The note, which accrued interest at a rate of eight percent per annum, was paid in full in fiscal 1997. Approximately $249,500 in expenses incurred by Cardiologics during fiscal 1997 was owed to the Company by Cardiologics on September 30, 1997. Such amount was paid in full in October 1997.

     The Company believes that the overall terms of the above-described agreements with the Private Fund were no less favorable to the Company than terms that would be available from similarly situated unrelated parties.

     The Company's executive officers and directors may also participate in the Company's Investment Plan. For a description of the Company's Investment Plan, see Proposal Two. From October 1, 1996 through December 31, 1997, participation in the Investment Plan by the Company's executive officers and directors in amounts exceeding $60,000 was as follows:

          Terence D. Wall -- 25,181 shares purchased at a price of $17.87 per share and 50,362 options granted at an exercise price of $17.87 per share;

          Anthony J. Dimun -- 2,847 shares purchased at a price of $17.56 per share and 5,694 options granted at an exercise price of $17.56 per share; 20,145 shares purchased at a price of $17.87 per share and 40,290 options granted at an exercise price at $17.87 per share;

          David J. Bershad -- 2,040 shares purchased at a price of $24.50 per share and 4,080 options granted at an exercise price of $24.50 per share; 2,797 shares purchased at a price of $17.87 per share and 5,594 options granted at an exercise price of $17.87 per share; and

          John Toedtman -- 2,040 shares purchased at a price of $24.50 per share and 4,080 options granted at an exercise price of $24.50 per share; 2,797 shares purchased at a price of $17.87 per share and 5,594 options granted at an exercise price of $17.87 per share.

BOARD REPORT ON EXECUTIVE COMPENSATION

     Pursuant to rules adopted by the SEC designed to enhance disclosure of corporate policies regarding executive compensation, the Company has set forth below a report of its Board regarding compensation policies as they affect Mr. Wall and the other Named Officers.

     The Board of Directors views compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit. The current compensation element focuses upon the executive officer's salary and is designed to provide appropriate reimbursement for services rendered. The Company's standard benefit package consists primarily of the matching portion of the Company's 401(k) Plan and eligibility for bonuses based upon performance of the specific individual and the Company. The long-term benefit element has been reflected in the grants of stock options to specific executive officers.

     During the past three completed fiscal years, the three most senior executive officers did not receive any salary increase. Traditionally, Mr. Wall's salary has been set at levels which are perceived by the Board to be below the salaries of chief executive officers of other comparable companies. Mr. Wall, whose family continues to own more than half of the outstanding Common Stock of the Company, has been willing to accept such salary levels primarily because of the message his salary sends to other executive officers, employees and shareholders. Furthermore, Mr. Wall's personal net worth ultimately depends more on the performance of the Company than on any specific salary level. The salaries of each of the other Named Officers are based upon experience with the Company, contributions to the Company and the relationship of such individual's responsibilities to the Chief Executive Officer's responsibilities.

     Stock options granted to executive officers of the Company have historically been granted at a price equal to fair market value. Accordingly, such options will gain appreciable value if, and only if, the market value of the Common Stock increases subsequent to the date of grant. The Board believes that the issuance of stock options at fair market value provides incentives to employees to maximize the Company's performance and to assure continued affiliation with the Company. In light of the options granted in prior years, no options were granted to the Company's executive officers during the fiscal year ended September 30, 1997, other than pursuant to the Company's Investment Plan, in which all eligible employees and directors may participate. (See Proposal Two for a description of the Company's Investment Plan.)

     The Board believes that an appropriate compensation program can help in promoting strong earnings performance if it reflects an appropriate balance between providing rewards to executive officers while at the same time effectively controlling cash compensation costs. It is the Board's objective to continue monitoring the Company's compensation program to assure that this balance is maintained.

     By: The Board of Directors

         Terence D. Wall           Joseph Thomas
         David J. Bershad          John Toedtman
         Anthony J. Dimun          Barry Wicker

STOCKHOLDER RETURN COMPARISON

     Set forth below is a line-graph presentation comparing the cumulative stockholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the NASDAQ Market Index and the Media General Medical Instruments and Supplies Group Index (consisting of 312 publicly traded medical instrument and device companies) for the period from October 1, 1992 (October 1, 1992 = 100) through September 30, 1997.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                       ON VITAL SIGNS, INC. COMMON STOCK,
           NASDAQ MARKET INDEX AND MEDIA GENERAL MEDICAL INSTRUMENTS
                            AND SUPPLIES GROUP INDEX




------------------------------FISCAL YEAR ENDING--------------------------------
COMPANY           1992       1993      1994        1995       1996         1997

VITAL SIGNS INC   100       72.16      52.17      86.28       85.68       75.83
INDUSTRY INDEX    100       84.41      97.93     146.53      170.05      196.51
BROAD MARKET      100      130.05     137.62     167.10      195.08      265.16

                     ASSUMES $100 INVESTED ON OCTOBER 1, 1992
                          ASSUMES DIVIDENDS REINVESTED
                      FISCAL YEAR ENDED SEPTEMBER 30, 1997

              PROPOSAL TWO -- RATIFICATION OF AMENDED AND RESTATED
                          VITAL SIGNS INVESTMENT PLAN

GENERAL

     The Board of Directors approved, and the stockholders of the Company approved at the 1994 Annual Meeting of Stockholders, the adoption of the Vital Signs Investment Plan (the 'Investment Plan'). The Investment Plan is a stock purchase/stock option plan which allows employees and directors to purchase the Company's Common Stock (up to specific permitted amounts). For each share purchased by an employee or director, the Investment Plan provides that the Company will grant the participant from one to three stock options. Eligible participants may purchase shares of Common Stock pursuant to the Investment Plan during specified window periods. Since the initial adoption of the Investment Plan, the Investment Plan has been amended to, among other things, increase the number of shares authorized under the Investment Plan to 900,000, broaden the eligibility requirements under the Investment Plan, increase the maximum aggregate fair market value of shares that can be purchased by an eligible employee or director during a window period and modify the methods of payment for shares under the Investment Plan. The Board of Directors is seeking ratification of the Investment Plan as it has been amended and restated through the date of this Proxy Statement. The following is a summary of certain terms of the Investment Plan. A copy of the Investment Plan is available from the Secretary of the Company upon request.

PURPOSE

     The purpose of the Investment Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of participating employees and directors to those of Company stockholders, and by providing participants with added incentives for outstanding performance. The Investment Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of its business is largely dependent.

ADMINISTRATION

     A committee of the Board of Directors (the 'Committee'), which currently consists of Terence D. Wall and Barry Wicker, has the power to establish the financial performance measures which govern the option-to-stock match, to determine how well those performance measures are being met, to determine the terms and conditions applicable to the purchase of Investment Plan shares and the grant of options, to interpret the Investment Plan, to establish, amend, or waive rules and regulations for the Investment Plan's administration and to make all other determinations which may be necessary or advisable for the administration of the Investment Plan.

     The Committee has appointed Liz Greenberg, the Company's Director of Human Resources, to serve as the Plan Administrator. The Plan Administrator serves at the discretion of the Committee and could change from time to time.

ELIGIBILITY

     The Investment Plan permits eligible employees (including any employee who also serves as a director of the Company) and directors of the Company to purchase Vital Signs Common Stock from the Company during an approximately two week period (known as a 'window period') one or more times each year while the Investment Plan is in effect. All persons who are employees or directors of the Company during a window period will be eligible to participate with respect to such window period. Approximately 1,000 employees and directors were eligible to participate in the most recent window period which ended on January 12, 1998.

     Since participation in the Investment Plan is at the discretion of each employee and director, the Company is unable, at the present time, to determine the identity or number of executive officers, other key employees and directors who may elect to participate, and accordingly, who may be granted stock options under the Investment Plan in the future.

STOCK PURCHASES

     Window Periods

     A 'window period' is the time period designated by the Company's Board of Directors during which eligible employees and directors may purchase shares of Common Stock under the Investment Plan. Window periods last approximately 15 days each, and occur at times designated by the Board. It is currently intended that the Board will continue to declare window periods at six month intervals.

     Amount to be Invested

     An employee or director must make an initial purchase of the Company's Common Stock through the Investment Plan in order to receive stock options under the Investment Plan. The Investment Plan provides that for each window period, the maximum aggregate fair market value of shares which may be purchased by an eligible employee or director is the greater of $50,000 or twice an employee's annual salary in effect on the first day of the applicable window period, unless the Committee approves a higher limit on a case-by-case basis. For any window period, no employee may purchase shares having an aggregate fair market value equal to less than one half of one percent of his or her base salary for that window period. For any window period, there is no minimum number of shares which must be purchased by a non-employee director, provided that the number of shares purchased by any director must be a whole number.

     Purchase Price

     The purchase price for the shares purchased under the Investment Plan will equal the closing sale price of a share of the Company's Common Stock on the final trading day of the applicable window period. There are no discounts for initial purchases under the Investment Plan.

     Delivery of Shares

     All shares which a participant purchases under the Investment Plan will be delivered two years from the date of purchase (the 'two-year holding period'), provided that the full payment has been made, whether by cash or through the Company's payroll deduction program.

     Holding Period

     The holding period is the two-year period during which a participant must wait and retain the shares he or she purchased through the Investment Plan to qualify for the optimum benefit of exercising the stock options granted under the Investment Plan.

     If a participant has fully paid for the shares purchased under the Investment Plan prior to the end of the two-year holding period, the participant is entitled to sell or transfer such stock as he or she wishes.

     If a participant sells any of the shares purchased under the Investment Plan before the end of the two-year holding period, he or she will (in most instances) have to wait five years from the date the options were granted and still be employed by the Company or serve as a director of the Company before the participant can exercise the related options. If the participant holds such shares for two years and remains employed by the Company or continues to serve as a director of the Company, he or she will then be able to exercise the related options. If shares are assigned to a bank as collateral or if they are held in street name, they will be treated as though they had been sold, and, accordingly, in most cases, the five year holding period described above will be applicable to the options.

     Voting and Dividends

     In general, a participant will be able to vote and receive any dividends and other distributions paid with respect to the shares purchased by him or her under the Investment Plan.

     Payment for Shares

     When an eligible participant enrolls in the Investment Plan, he or she may indicate that the shares will be purchased by paying cash or, if the participant is an employee, through payroll deductions or by a combination of cash and payroll deductions. For employees who pay for their stock through payroll deductions, the amount the employee will pay will equal the purchase price plus a fee that will equal Chase Bank's 'prime' interest rate on the last day of the applicable window period. Based on what the prime interest rate is at the time, the employee will be notified of what amount his or her fixed payments will be. Those payments will be handled as payroll deductions. The employee may determine the length of the payroll deduction period, as long as it does not extend beyond two years.

     In addition, effective with the window period which ended on January 12, 1998, the Company will lend employees up to a designated percentage of base salary in order to enable them to purchase shares under the Investment Plan. The principal amount of the loan is due and payable two years after the date of purchase of the shares. During such two year period, employees are obligated to pay interest only on the loan amount. The interest rate will be determined once each year (on the last day of the applicable window period and a date which is twelve months after such date) and be equal to the prime interest rate. Interest payments will be handled as payroll deductions. In order to be eligible for this loan program, an employee must have worked for Vital Signs for a minimum of six months. If the employee's annual base salary is between $30,000 and $49,999, the employee may borrow up to 25% of annual base salary, if the employee's annual base salary is between $50,000 and $74,999, the employee may borrow up to 33 1/3% of annual base salary, and if the employee's annual base salary is $75,000 or more, the employee may borrow up to 50% of annual base salary.

     If an employee starts paying for shares through payroll deductions but then directs the Plan Administrator to cease making deductions, the employee will forfeit any shares which are not fully paid for and any options related to shares which are not fully paid for. In addition, the employee will have to wait five years from the date the options were granted and still be employed by the Company before he or she can exercise any options relating to fully paid shares.

STOCK OPTIONS

     The Match

     Whether a participant receives one, two or three options per share of stock purchased will depend on how well the goals of the Investment Plan are met as they relate to the Company's financial performance. The better the performance to targeted goals, the higher the match. The option-to-stock match is selected by the Board or the Committee, and applies to all shares purchased under the Investment Plan during a window period. The match has been two-for-one for each window period since the Investment Plan has been established, although the match could be changed in the future, based on how well the goals of the Company have been met.

     The Investment Plan provides that notwithstanding any other provision of the Plan, no eligible participant may be granted stock options under any of the Company's benefit plans (including the Investment Plan) in any one fiscal year covering more than an aggregate of 250,000 shares of the Company's Common Stock (subject to adjustment in the event of a stock dividend, stock split, recapitalization or similar adjustment in the Company's capital structure).

     Option Price

     The option price will be the closing sale price of the Company's Common Stock on Nasdaq on the last trading day of the window period. On January 12, 1998, the last day of the most recent window period, the closing sale price of the Company's Common Stock on Nasdaq was $18.06 per share.

     Exercise Period

     Options must be exercised by the tenth anniversary of the date they were granted, or they will lapse.

     A participant must continue to be employed or serve as a director of the Company for at least two years to exercise stock options granted under the Investment Plan. If the participant retains the shares purchased during the window period, the options can be exercised at any time after the initial shares have been held for two years.

     If the participant sells any of the shares purchased under the Investment Plan before the end of the two-year holding period or if the participant directs the Plan Administrator to stop making payroll deductions before all shares which the employee indicated he or she wanted to purchase are fully paid for, the participant will be required to wait five years from the date the options related to fully paid shares were granted before the participant can exercise them and he or she will still have to be employed by the Company or serve as a director of the Company (subject to exceptions for death and disability).

     Non-Transferability

     Options are not transferable other than by will or by the laws of descent and distribution.

     Payment

     Full payment for the shares purchased upon exercise of options must be made when options are exercised. Full payment can be made to the Company either in cash or by turning over previously acquired shares of the Company's Common Stock that have an aggregate fair market value at the time of the exercise equal to the total cost of exercising the options, or by a combination of both approaches.

LAPSED AWARDS

     If any share purchase or option grant under the Investment Plan is canceled, terminates, expires or lapses for any reason, the shares purchased and/or any shares subject to such option shall again be available for purchase and/or grant under the Investment Plan.

NO RIGHT OF EMPLOYMENT

     No provision in the Investment Plan confers upon any participant the right to continue in the employment of the Company or any of its subsidiaries or affects any right which the Company may have to terminate the employment of the participant.

CHANGE IN CONTROL

     If the Board so determines at any time, the following provisions shall apply if a Change in Control (as defined) occurs after such determination: (i) all options granted under the Investment Plan which correspond to fully paid shares will become immediately exercisable and remain exercisable throughout their entire term; (ii) all other options granted under the Investment Plan will be forfeited; and (iii) the Company will deliver all fully paid shares and all remaining shares under the Investment plan will be forfeited.

TERMINATION

     Regardless of the circumstances of a participant's termination of employment or service as a director, any shares of the Company's Common Stock purchased under the Investment Plan that are fully paid for are and remain the participant's shares. Any shares which have not yet been paid for at the time of termination will be forfeited. The treatment of the related stock option depends on the circumstances of the termination.

     In the event of death, total and permanent disability (as determined by the Committee) or retirement, all outstanding Investment Plan stock options corresponding to the number of shares that were fully paid for prior to a participant's death, disability or retirement, as the case may be, and which are then exercisable, will remain exercisable. Options will not be exercisable unless the participant has held them at least two years from the grant date. All other options granted to the participant under the Investment Plan will be forfeited.

     In the event of death, with respect to any otherwise exercisable options, the five-year holding period is waived, if applicable, and the then exercisable options will be exercisable any time prior to the 10-year expiration date or one year after the date of death, whichever is sooner. In the event of disability, with respect to any otherwise exercisable options, the five-year holding period is waived, if applicable, and the participant may exercise the then exercisable options any time prior to the 10-year expiration date or one year after the date of disability, whichever is sooner. In the event of retirement, the five-year holding period is not waived, if applicable. The participant may exercise the then exercisable options any time prior to the 10-year expiration date or one year after the date of the participant's retirement, whichever is sooner.

     If a participant's employment or service as a director is terminated for cause, all options which have not been exercised before such termination will be forfeited.

     If employment or service as a director terminates for any other reason, the participant will forfeit options that correspond to any forfeited shares. Further, the participant will forfeit all other options if the two-year holding period or five-year requirement has not been met. If the participant leaves after satisfying either the two or five year requirement, whichever is applicable, he or she will then have three months from the effective termination date to exercise any of the then exercisable Investment Plan options which correspond to Investment Plan shares which have been fully paid for prior to termination (as determined by the Plan Administrator).

     The Investment Plan provides that notwithstanding any provision to the contrary, in the event that an employee continues to serve as a director or consultant to the Company or any of its subsidiaries after the employee ceases to be employed by the Company or any of its subsidiaries, the Board shall have the discretion to provide that the employee shall, for purposes of the Investment Plan, be deemed to continue in the employment of the Company until such time as the person ceases to serve as a director of, consultant to or employee of the Company or any of its subsidiaries.

ADJUSTMENTS

     In the event of any merger, reorganization, recapitalization, stock dividend, stock split or similar changes in the Company's capital stock, an equitable adjustment will be made in the number and class of shares which may be purchased under the Investment Plan, the maximum number of options that may be granted to any one person in any fiscal year and the number and class of and/or price of outstanding shares under the Plan and shares subject to outstanding options granted under the Investment Plan.

TERMINATION, AMENDMENT AND MODIFICATION OF THE PLAN

     The Board of Directors and the Committee (with the approval of the Board) may at any time terminate, amend or modify the Investment Plan except that no such termination, amendment or modification will adversely affect in any material way any shares previously purchased under the Investment Plan or any option previously granted under the Investment Plan.

FEDERAL INCOME TAX CONSEQUENCES

     BECAUSE OF THE COMPLEXITY OF THE FEDERAL INCOME TAX LAWS AND THE APPLICATION OF VARIOUS STATE INCOME TAX LAWS, THE FOLLOWING DISCUSSION OF TAX CONSEQUENCES IS GENERAL IN NATURE AND PARTICIPANTS ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS.

     A participant does not pay taxes on the stock initially purchased through the Investment Plan nor on the stock options at the time that the participant receives them, nor is the Company entitled to a tax deduction at that time.

     Once options are exercised, the participant is required to pay federal and state taxes at the same rate as the participant's ordinary income, but only on the increased value of the stock. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

     For example, if a participant exercises an option to buy 100 shares at $20 and the fair market value of the stock on the day of purchase is $30, the participant's taxable income is $1,000 ($3,000 - $2,000). The participant's new tax basis for future gains or losses is $30 rather than $20.

     When the participant sells any shares of stock, he or she is subject to tax on any previously untaxed gain at capital gains rates.

     Continuing the above example, if the participant sells 100 shares of stock at $45, the previously untaxed gain for calculating capital gains is $1,500 ($4,500 [sales proceeds] - $3,000 [the new tax basis as indicated above]).

     The Company has the right to deduct or withhold, or require a participant to remit to the Company an amount sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to any taxable event arising as a result of the Investment Plan.

     The Investment Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ('ERISA'), and is not qualified under
Section 401 of the Internal Revenue Code of 1986, as amended.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL TWO.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Goldstein Golub Kessler & Company, P.C. ('GGK'), certified public accountants, has been selected by the Board of Directors to audit and report on the Company's financial statements for the year ending September 30, 1998. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires. The representative is expected to be available to respond to appropriate questions from stockholders. GGK has audited the Company's financial statements for more than the past five years.

OTHER MATTERS

     At the time that this Proxy Statement was mailed to stockholders, management was not aware that any matter other than the election of directors, and ratification of an amended and restated Investment Plan would be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

     If a stockholder intends to present a proposal at the next Annual Meeting of Stockholders, the proposal must be received by the Company in writing no later than September 21, 1998 in order for such proposal to be eligible for inclusion in the Company's Proxy Statement and form of proxy for next year's meeting.

                                          By Order of the Board of Directors

                                          Anthony J. Dimun, Secretary

Dated: January 21, 1998

     A COPY OF AN ANNUAL REPORT FOR THE YEAR ENDED SEPTEMBER 30, 1997, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                 Appendix 1

                               VITAL SIGNS, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                      THE ANNUAL MEETING OF SHAREHOLDERS.
                               FEBRUARY 23, 1998

     The undersigned hereby appoints Anthony J. Dimun, Terence D. Wall and Barry Wicker, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on February 23, 1998, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                      Please date, sign and mail your
                    proxy card back as soon as possible


                   Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
A[X] Please mark
your votes as in this
example
                  FOR the                  WITHHOLD         THE BOARD OF DIRECTORS RECOMMENDS
          nominees listed at right         AUTHORITY               A VOTE "FOR" ITEM 2.
           (except as marked to     to vote for the nominees
            the contrary below         listed at right       Nominees: David J. Bershad
                                                                        Anthony J. Dimun
1. Election of      [ ]                       [ ]                       Joseph Thomas
the Board's                                                             John Toedtman
nominees for                                                            Terence D. Wall
Director.                                                               Barry Wicker
(INSTRUCTION: To withhold authority
to vote for any individual nominee, write
the nominee's name in the space provided below.)

------------------------------------------------


                                 FOR     AGAINST     ABSTAIN

2. The ratification of an        [  ]     [  ]        [  ]
   amended and restated
   investment Plan. (The
   Board of Directors
   recommends a vote "FOR")

3. Upon all such other matters as may properly come before the meeting and/or any adjournments thereof, as they in their discretion may determine.
   The Board of Directors is not aware of any such other matters.


                                         UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS
                                         PROXY WILL BE VOTED FOR EACH OF THE BOARD'S NOMINEES AND FOR THE APPROVAL OF PROPOSAL 2.

                                        DATED:                              1998
                                              ------------------------------
                                        SIGNED
                                              -----------------------------------
                                              -----------------------------------


SIGNATURE                      DATE       SIGNATURE                                 DATE
         ----------------------    -------         --------------------------------     ----------
                                                      Signature if held jointly



NOTE: Please sign this proxy and return it promptly whether or not you expect to attend the meeting.
      You may nevertheless vote in person if you attend. Please sign exactly as your name appears hereon.
      Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.
      For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.


                                  Appendix 2

                          VITAL SIGNS INVESTMENT PLAN

               (as amended and restated through January 1, 1998)

                 ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

        1.1 Establishment of the Plan. Vital Signs, Inc., a New Jersey corporation (hereinafter referred to as the "Company"), pursuant to authorization by its Board of Directors, hereby establishes a stock purchase and stock option plan to be known as the "Vital Signs Investment Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of options to eligible Employees and Directors upon the purchase of Plan Shares.

        Subject to approval of appropriate regulatory authorities, the Plan shall become effective as of January 21, 1994 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 hereof.

        1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

        The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its business largely is dependent.

        1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 12 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. In the absence of an amendment adopted by the Board to extend the Plan, the Plan shall end ten years and one day after the Effective Date.

                             ARTICLE 2. DEFINITIONS

        Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

               (a) "Award Agreement" means an agreement to be entered into by and between the Company and each Participant, setting forth the terms and conditions applicable to each purchase of Plan Shares under the Plan, and of the corresponding grant of Options.

               (b) "Board" or "Board of Directors" means the Board of Directors of the Company.

               (c) "Base Salary" with respect to a particular Window Period means (i) in the case of an Employee who has been employed by the Company or its subsidiaries for at least one year prior to the first day of such Window Period, the aggregate amount of income set forth on the Form W-2 provided to a Participant by the Company or its subsidiaries for the calendar year prior to the calendar year in which the Window Period occurs, and (ii) in the case of an Employee who has not been employed by the Company or its subsidiaries for at least one year prior to the first day of such Window Period, the annual salary of such Employee at the commencement of such Window Period. Determinations of Base Salary shall be made by the Committee in its sole discretion or, upon delegation by the Committee, by the Plan Administrator.

               (d) "Change in Control" shall mean any of the following events:

                         (i) the acquisition by any one person, or more than one
                   person acting as a group, of ownership of stock of the Company, other than any person or group of persons who held such total voting power on the date that this Plan was first adopted by the Board, possessing 33-1/3% or more of the total voting power of the capital stock of the Company;

                         (ii) the approval by the stockholders of the Company of
                   (i) any consolidation or merger of the Company in which the holders of voting stock of the Company immediately before the consolidation or merger will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such consolidation or merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company; or

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                         (iii) a change of 50% (rounded to the next whole
                   percent) in the membership of the Board of Directors within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of 80% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period.

               (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               (f) "Committee" means a committee of the Board of Directors consisting of Terence D. Wall and Barry Wicker or such other individuals as the Board shall designate from time to time.

               (g) "Company" means Vital Signs, Inc., a New Jersey corporation, or any successor thereto as provided in Article 15 hereof.

               (h) "Director" means any individual who is a member of the Board of Directors of the Company.

               (i) "Disability" shall mean total and permanent disability as determined by the Committee.

               (j) "Disqualifying Termination" for the purposes of this Plan shall be determined by the Committee, and shall mean a termination of employment of an Employee or termination of service as a Director for: (i) an act or acts of dishonesty committed by a Participant; or (ii) violations by a Participant of the policies and procedures of the Company applicable to the Participant's employment or job category or status as a Director which are: (A) grossly negligent or (B) willful and deliberate.

               (k) "Employee" means any employee of the Company or any of its subsidiaries. The term "Employee" shall include any employee who is also a Director.

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



               (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

               (m) "Fair Market Value" means the closing sales price for Shares as quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System on the relevant date, or if there were no sales on such date, the closing sales price for Shares as quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System on the first immediately preceding date on which such price is quoted.

               (n) "Fully Paid" means that a Participant has satisfied the full purchase price for Plan Shares by either (i) paying cash in one lump sum to the Plan Administrator or (ii) by paying in full, as determined by the Plan Administrator in accordance with any payroll deduction or loan program as shall be implemented by the Plan Administrator with the approval of the Committee. All such determinations shall be subject to the provisions of Section 6.4 hereof.

               (o) "Option" means an option to purchase Shares granted under
                   Article 7 hereof. It is intended that Options under this Plan shall not be incentive stock options for federal income tax purposes.

               (p) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

               (q) "Participant" means an Employee or Director of the Company who has purchased Plan Shares and who has outstanding an Option granted under the Plan.

               (r) "Plan Administrator" means the individual or committee designated by the Committee to administer this Plan; or the Committee if no such designation has been made.

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



               (s) "Plan Shares" means Shares purchased by Participants pursuant to the terms of Article 6 hereof.

               (t) "Retirement" shall have the same meaning herein as under the
                   Company's 401(k) plan.

               (u) "Shares" means the shares of common stock of the Company.

               (v) "Window Period" means the time period designated by the
                   Board, during which eligible Employees and Directors may purchase Plan Shares, pursuant to the terms of Article 6 hereof. The initial Window Period shall begin January 21, 1994, and end February 7, 1994. Subsequent Window Periods shall last approximately fifteen days each, and shall occur, at times designated by the Board; it is currently intended that Window Periods will occur at six months intervals.

                            ARTICLE 3. ADMINISTRATION

        3.1 The Committee. The Plan shall be administered by the Committee, or by a Plan Administrator appointed by the Committee. The Plan Administrator shall be appointed from time to time by, and shall serve at the discretion of, the Committee. The Committee and the Plan Administrator shall, in turn, retain independent agents to purchase Shares in the market for purposes of the Plan unless the Committee determines from time to time that such Shares shall be issued directly by the Company.

        3.2 Authority of the Committee. The Committee shall have the power to establish performance measures which will govern the number of Options available in connection with purchases of Plan Shares, to determine the degree to which the predesignated performance measures are attained by the Company, and to determine the terms and conditions applicable to purchases of Plan Shares and grants of Options in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 12 hereof) to amend the terms and conditions of any outstanding Plan Share or Option to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate its authority as identified hereunder to a Plan Administrator or such other persons as it may deem appropriate.

        3.3 Decisions Binding. All interpretations of the Plan, determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all Participants.

                      ARTICLE 4. SHARES SUBJECT TO THE PLAN

        4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 hereof, the total number of Shares available for purchase as Plan Shares and for grant under Options pursuant to the Plan may not exceed 900,000. These 900,000 Shares may be either authorized but unissued, or reacquired, Shares. The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

               (a) the sale of Plan Shares shall reduce the Shares available for purchase and/or grant under the Plan by the number of Shares sold; and

               (b) unless and until an Option is canceled, lapses, expires, or terminates, it shall be counted against the authorized pool of Shares.

No one person participating in the Plan may receive options under the Plan or under any other benefit plan of the Company for more than an aggregate of 250,000 shares of Common Stock in any fiscal year, subject to adjustment as provided in Section 4.3 hereof.

        4.2 Lapsed Awards. If any Plan Share purchase or Option grant under this Plan is canceled, terminates, expires, or lapses for any reason, any Plan Shares and/or any Shares subject to such Option shall again be available for purchase and/or grant under the Plan.

        4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be purchased or delivered under the Plan, and in the number and class of and/or price of outstanding Plan Shares and Shares subject to outstanding Options granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Plan Shares and the Shares subject to any Option shall always be a whole number. In such event, an appropriate adjustment shall also be made in the maximum number of shares subject to options which may be granted under the Plan and under any other benefit plan of the Company to any one person in any fiscal year.

                            ARTICLE 5. PARTICIPATION

        All persons who are Employees or Directors during a Window Period shall be given the opportunity to purchase Plan Shares during such Window Period, provided that such

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


purchases are within the limits set forth in Section 6.2 hereof and provided that in the event that the Board terminates the Plan, no Employee or Director shall have the right to purchase Plan Shares pursuant to Article 6 hereof in any Window Period commencing subsequent to such termination. Each Participant's eligibility for grants of Options pursuant to Article 7 hereof shall be contingent upon the Participant's purchasing Plan Shares, as set forth in
Article 6 hereof.

                       ARTICLE 6. PURCHASES OF PLAN SHARES

        6.1 Plan Share Purchases. An Employee or Director shall only be entitled to purchase Plan Shares during a Window Period if such Employee or Director is an Employee or Director, as the case may be, during such Window Period. Each Plan Share purchased by a Participant under this Plan shall entitle the Participant to be granted an Option to purchase a specified number of Shares, as set forth in Article 7 herein. Purchases of Shares by Participants other than pursuant to this Plan shall not entitle Participants to receive option grants under Article 7 herein.

        6.2 Maximum and Minimum Plan Share Purchases. All Plan Share purchases shall occur during a Window Period. The Fair Market Value of the Plan Shares purchased shall be determined pursuant to the provisions of Section 6.3 hereof. For each Window Period, the maximum aggregate Fair Market Value of Plan Shares which may be purchased by an Employee or Director is the greater of $50,000 or twice an Employee's annual salary in effect on the first day of the applicable Window Period, unless the Committee approves a higher limit on a case-by-case basis with respect to specific Employees or Directors. For any Window Period, no Employee shall be permitted to purchase Plan Shares having an aggregate Fair Market Value equal to less than one half of one percent of Base Salary for that Window Period. For any Window Period, there shall be no minimum number of Plan Shares which must be purchased by Directors, provided that the number of shares purchased by any Director must be a whole number.

        6.3 Purchase Price. The price of each Plan Share purchased under this Plan shall equal the Fair Market Value of a Share on the last trading day of the applicable Window Period.

        6.4 Procedure for Purchasing Plan Shares. A Participant who desires to purchase Plan Shares shall notify the Plan Administrator, in writing, of the number of Plan Shares to be purchased, and of the desired manner of paying for the Plan Shares. Subject to Section 6.2 hereof, all applicable rules and regulations of the United States Securities and Exchange Commission, and the Plan Administrator's ability to reduce the number of Plan Shares to be purchased to a whole number, the Plan Administrator shall cause to be issued from the Company or shall purchase, on behalf of the Participant, the number of Plan Shares indicated by the Participant, within thirty (30) days after the end of the applicable Window Period. The Plan Administrator shall establish an account in the name of each Participant, for the purpose of administering the Plan Shares purchased by each Participant. The Plan Administrator shall have the discretion to establish rules and procedures for purchasing Plan Shares on behalf of Participants, and for administering the Plan Share accounts of Participants.

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



        In addition, the Plan Administrator shall provide each Participant who purchases Plan Shares with an Award Agreement, setting forth the terms and provisions applicable to the Plan Shares purchased, and the Options granted to the Participant in connection with the purchase of Plan Shares. Purchases requested by Employees or Directors who fail to execute the Award Agreement tendered by the Plan Administrator may be voided by the Plan Administrator. Subject to the terms of the Plan and any terms approved by the Committee, and to the conditions placed on each Plan Share purchase opportunity, each Participant shall satisfy the purchase price for Plan Shares by paying cash in one lump sum to the Plan Administrator. If permitted by the Plan Administrator, an Employee may satisfy the purchase price for Plan Shares by a combination of paying cash and payroll deductions. The Committee may establish a loan program for Employees to assist them in purchasing Plan Shares. The terms of any such loan program shall be determined by the Committee from time to time.

        In the event that any Participant whom the Plan Administrator permits to pay for Plan Shares through payroll deductions subsequently directs the Plan Administrator to cease making payroll deductions before all Plan Shares which the Participant previously indicated he desired to purchase are Fully Paid, then
(i) the Participant will forfeit all Plan Shares which are not then Fully Paid,
(ii) the Participant will forfeit all Options related to any Plan Shares which are not then Fully Paid and (iii) all Options related to any Fully Paid Plan Shares will be subject to the Option forfeiture provisions contained in Article 8 hereof. The Participant's Award Agreement will be revised to indicate the forfeited Plan Shares and Options and the Option forfeiture requirements described in Article 8 applicable to any other Options.

        6.5 Holding Period for Plan Shares. Subject to the terms of this Plan, all Plan Shares which have been purchased shall be delivered two (2) years from the date of purchase, provided that such Shares are Fully Paid. To the extent that a Plan Share is Fully Paid prior to the end of the two (2) year holding period, and subject to the option forfeiture provisions set forth in Article 8 hereof, a Participant who is an Employee or Director at the time of the requested transfer, shall be entitled to sell or otherwise transfer or convey the Plan Shares (it being understood that the Plan Administrator shall have sole discretion to determine the extent to which a Plan Share is Fully Paid during the two (2) year holding period subject to Section 6.4 hereof).

        Participants desiring to sell, transfer, or otherwise convey a Fully Paid Plan Share prior to the end of the two (2) year holding period shall submit a request in writing to the Plan Administrator for delivery of a Share certificate representing such Plan Share. Such request shall be accompanied by the Participant's Award Agreement, representing the grant of Options in connection with the purchase of the Plan Share. If the Plan Administrator determines that the Plan Share is Fully Paid, then the Plan Administrator shall deliver to the Participant a fully executed Share certificate, representing such Plan Share, and shall document in the Award Agreement of the Participant the corresponding change in Option forfeiture requirements of the Plan (as set forth in Article 8 hereof).

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



        In the event that prior to the end of the two (2) year holding period, a Participant's employment with the Company or service as a Director of the Company terminates, as the case may be, the terms of Article 9 hereof shall govern the treatment of outstanding Plan Shares.

        6.6 Voting Rights. During the two (2) year holding period described in
Section 6.5 hereof and until such Shares are transferred and/or sold, Participants who have purchased Plan Shares shall be entitled to exercise full voting rights with respect to such Plan Shares.

        6.7 Dividends and Other Distributions. During the two (2) year holding period described in Section 6.5 hereof, Participants who have purchased Plan Shares shall be entitled to receive all dividends and other distributions (if any) paid with respect to such Plan Shares while they are so held, provided that any such distributions or dividends may be subject to the terms of any outstanding purchase loan programs. If any such dividends or distributions are paid in Shares, the Shares shall be converted into additional Plan Shares, and shall be subject to the same restrictions on transferability and forfeitability as the Plan Shares with respect to which they were paid.

        6.8 Award Agreement. Each purchase of Plan Shares shall be evidenced by an Award Agreement, setting forth relevant terms and provisions applicable to the Plan Shares and to the corresponding grant of Options.

                            ARTICLE 7. STOCK OPTIONS

        7.1 Option Grants. Subject to the terms and provisions of the Plan, Options shall be granted to Participants upon the purchase of Plan Shares as of the last day of the Window Period during which such Plan Shares have been purchased. The number of Options to be granted in connection with each purchase of Plan Shares shall be a function of the degree to which the Company attains predesignated performance goals.

        The Board's or the Committee's determination with respect to the degree of achievement of the predesignated performance goals shall govern the number of Shares under option which shall be granted in connection with each Plan Share purchased. The minimum number of Shares to be granted under option in connection with the purchase of each Plan Share shall be one (1), and the maximum number shall be three (3).

        The multiple selected by the Board or the Committee shall apply to all Plan Share purchases during the applicable Window Period. Prior to or at the beginning of the relevant Window Period, the multiple shall be communicated to all Employees and Directors.

        7.2 Option Price. The Option Price for each option granted under this Plan shall equal the Fair Market Value of a Share on the last trading day of the Window Period during which the Option shall have been granted.

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



        7.3 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no option shall be exercisable later than ten years and one day from the date on which the Option was granted.

        7.4 Exercise of Options. Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant; provided, however, that no Option shall be exercisable within two years after the date of its grant other than in connection with a Change in Control; and provided further that the exercise provisions of each Option shall be consistent with Article 8 hereof.

        7.5 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Plan Administrator, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of both such approaches.

        The Committee also may allow cashless exercises as permitted under the Federal Reserve Board's Regulation T, subject to applicable legal restrictions, or by any other means which the Committee determines to be consistent with the Plan's purposes and applicable law.

        As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount, based upon the number of Shares purchased under the Option(s).

        7.6 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of NASDAQ or any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        7.7 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. During a Participant's lifetime, all Options granted to a Participant under the Plan shall be exercisable only by such Participant, except as set forth in Section
7.9 hereof.

        7.8 No Rights as a Shareholder. Prior to the purchase of Shares pursuant to an Option, a Participant shall not have the rights of a shareholder with respect to such Shares.

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        7.9 Exercise of Options With Respect to Incapacitated Participants. If a
Participant, who has met the holding period described in Section 6.5 hereof or has completed five (5) years of continuous employment or service as a Director subsequent to the purchase of Plan Shares, is under a legal disability or in the Committee's opinion incapacitated in any way so as to be unable to manage his or her financial affairs, the Committee may allow such Participant's legal representative to exercise the Participant's Options on behalf of the Participant. Actions taken pursuant to this Section by the Committee shall discharge all liabilities under the Plan.

                 ARTICLE 8. PREMATURE DISPOSITION OF PLAN SHARES

        Except as otherwise provided in Section 9.1, in the event a Plan Participant (i) sells, transfers or otherwise conveys a Fully Paid Plan Share prior to the end of the two (2) year holding period described in Section 6.5 hereof or (ii) directs the Plan Administrator to cease making payroll deductions before all Plan Shares which the Participant previously indicated he desired to purchase are Fully Paid, then in each such case, the right to exercise the Options granted in connection with the purchase of a Fully Paid Plan Share shall be contingent upon the Participant's completion of five (5) years continuous (a) employment with the Company or any of its subsidiaries or (b) service as a Director of the Company subsequent to the last day of the Window Period in which the Participant agreed to purchase such Plan Share.

          ARTICLE 9. TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR

        9.1 Termination by Reason of Death, Disability or Retirement. In the event the employment or service as a Director of a Participant is terminated by reason of death, Disability, or Retirement, the following provisions shall apply:

               (a) Treatment of Plan Shares. The Participant will be credited with all Plan Shares which are Fully Paid as of the date of employment termination or termination of service as a Director (in the case of Disability, the Plan Administrator shall determine the date that employment or service as a Director is deemed to have terminated). If, at the time of employment termination or termination of service as a Director, the Participant has not Fully Paid all outstanding Plan Shares purchased, the number of Plan Shares which shall be deemed Fully Paid shall be determined at the sole discretion of the Plan Administrator, subject to Section 6.4 hereof.

                   All outstanding Plan Shares which are not Fully Paid as of the date of employment termination or termination of service as a Director (as determined by the Plan Administrator, subject to Section 6.4) shall be forfeited to the Company, and shall once again become available for purchase under the Plan.

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


                   If a Participant's death, Disability, or Retirement occurs after the delivery of Plan Shares to him or her, such Plan Shares shall not be affected by the employment termination or termination of service as a Director.

               (b) Treatment of Stock Options. All outstanding Options granted to the Participant corresponding to Plan Shares Fully Paid for prior to the Participant's termination of employment or termination of service as a Director which are then exercisable (and, accordingly, which have been held at least two years from the grant date) (collectively, the "Covered Options"), shall not be forfeitable pursuant to Article 8 (if applicable) in the event of death or Disability, but shall be forfeitable pursuant to Article 8 (if applicable) in the event of Retirement and, if not so forfeitable, shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, Disability, or Retirement, whichever period is shorter, by the Participant or by such person or persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. The Plan Administrator shall, in all cases, determine the date of employment termination or termination of service as a Director. All Options granted to the Participant pursuant to the Plan other than the Covered Options shall be forfeited and shall once again be available for grant under the Plan.

               (c) Amounts Subject to Dispute. If at the time of a Participant's death, the Plan Administrator is unable to determine what person, persons or entity is entitled to exercise Options on behalf of the Participant, the Plan Administrator shall not be required to implement any directions to exercise such Options or deliver Plan Shares to any such person, persons or entity during the pendency of such dispute. Neither the Plan Administrator, the Committee or the Company shall be responsible for a failure to implement such exercise instructions or to deliver such Plan Shares during the pendency of such dispute, notwithstanding the fact that such Plan Shares or Options may diminish in value or expire during the pendency of such dispute.

          9.2 Disqualifying Termination. In the event that the Company or its subsidiaries terminates the employment or service as a Director of a Participant as a result of a Disqualifying Termination, the following provisions shall apply:

               (a) Treatment of Plan Shares. The Participant will be credited with all Plan Shares which are Fully Paid as of the date of termination. The number of Plan Shares which are Fully Paid for as of such date

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


                   shall be determined according to the guidelines set forth in
                   Section 9.1(a) hereof. All outstanding Plan Shares which are not Fully Paid as of the date of termination shall be forfeited to the Company and shall once again become available for purchase under the Plan.

                   Plan Shares which have been delivered to a Participant prior to termination shall not be affected by this provision.

               (b) Treatment of Stock Options. Upon such a termination, a
                   Participant shall forfeit all Options, which Options shall thereafter once again become available for grant under the Plan.

        9.3 Other Termination. In the event a Participant's employment or service as a Director is terminated for reasons other than death, Disability, Retirement or Disqualifying Termination, the following provisions shall apply:

               (a) Treatment of Plan Shares. The Participant will be credited with all Plan Shares which are Fully Paid as of the date of employment termination or termination of service as a Director. The number of Plan Shares which are Fully Paid for as of such date shall be determined according to the guidelines set forth in Section 9.1(a) hereof. All outstanding Plan Shares which are not Fully Paid as of the date of employment termination or termination of service as a Director shall be forfeited to the Company and shall once again become available for purchase under the Plan.

                   Plan Shares which have been delivered to a Participant prior to employment termination or termination of service as a Director shall not be affected by this provision.

               (b) Treatment of Stock Options. Upon such a termination, a
                   Participant shall forfeit (i) all Options for which the requirements of Article 8 (if applicable) have not been met, and (ii) all other Options granted to the Participant under the Plan which do not constitute Covered Options.

                   Covered Options for which the requirements of Article 8 (if applicable) have been met may be exercised by the Participant within the period beginning on the effective date of employment termination or termination of service as a Director, and ending three (3) months after such date.

Notwithstanding any provision in this Plan to the contrary, in the event that an employee continues to serve as a director or consultant to the Company or any of its subsidiaries after such employee ceases to be employed by the Company or any of its subsidiaries, the Board shall have



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the discretion to provide that the employee shall, for purposes of this Plan, be deemed to continue in the employment of the Company until such time that such person ceases to serve as a director of, consultant to or employee of the Company or any of its subsidiaries.

                       ARTICLE 10. RIGHTS OF PARTICIPANTS

        Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any participating Employee's employment at any time or to dismiss any participating Director at any time, nor confer upon any Participant any right to continue in the employ of the Company or as a Director of the Company.

                          ARTICLE 11. CHANGE IN CONTROL

        If the Board so determines at any time, the following provisions shall apply if a Change in Control occurs after such determination:

               (a) Any and all Options granted hereunder corresponding to Fully
                   Paid Shares (as determined by the Plan Administrator) shall become immediately exercisable (and shall remain exercisable throughout their entire term); all other Options granted hereunder shall be forfeited to the Company;

               (b) The Company shall deliver all Plan Shares which are Fully
                   Paid as of the effective date of the Change in Control (the Plan Administrator shall have the authority to determine the number of Plan Shares which are Fully Paid as of such date subject to Section 6.4 hereof, and to establish procedures for the delivery of such Shares to Participants), and all remaining Plan Shares shall be forfeited to the Company; and

               (c) Subject to the other provisions of this Plan, the Committee shall have the authority to make any modifications to the Plan Shares and Options as are determined by the Committee to be appropriate before the effective date of the Change in Control.

               ARTICLE 12. AMENDMENT, MODIFICATION AND TERMINATION

        12.1 Amendment. Modification and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan. Any such termination shall be effective with respect to all subsequent Window Periods.

        12.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Plan Share previously purchased or Option previously granted under the Plan, without the written consent of the Participant holding such Plan Share or Option.


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                             ARTICLE 13. WITHHOLDING

        13.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

        13.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the purchase of Plan Shares, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and comply with all procedures established by the Committee for Share withholding.

        In addition, subject to the approval of the Committee, Participants may satisfy the tax withholding obligation arising as a result of any taxable event occurring hereunder, by remitting to the Plan Administrator previously held Shares having an aggregate Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction; provided, however, that any Shares which are so tendered must have been beneficially owned by the Participant for at least six (6) months prior to the date of their tender.

                           ARTICLE 14. INDEMNIFICATION

        Each person who is or shall have been a member of the Committee, the Board, or the Plan Administrator, and each agent retained by the Plan Administrator, shall be, indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken in good faith or any good faith failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                             ARTICLE 15. SUCCESSORS

        All obligations of the Company under the Plan, with respect to Plan Shares purchased and Options granted hereunder, shall be binding on any successor to the Company,



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whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                         ARTICLE 16. LEGAL CONSTRUCTION

        16.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

        16.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        16.3 Requirements of Law. The purchase of Plan Shares, the granting of Options, and the issuance of Shares under the Plan, shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        16.4 Governing Law. To the extent not pre-empted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey.


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